Exhibit 99.1

eSpeed Reports Fourth Quarter and Full Year 2006 Results

Company Provides Outlook for First Quarter and Full Year 2007

NEW YORK – February 13, 2007 – eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today reported results for the fourth quarter and full year ended December 31, 2006.

Fourth Quarter Earnings

eSpeed reported net income of $3.3 million, or $0.06 per diluted share, for the fourth quarter of 2006 based on Generally Accepted Accounting Principles (“GAAP”). To reflect earnings generated from the Company’s operations, eSpeed also reported non-GAAP net operating income of $3.1 million, or $0.06 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the quarter occurred primarily due to a September 11th-related government grant of $1.9 million partially offset by a $1.2 million charge for the impairment of fixed assets and capitalized software costs, $0.5 million in patent litigation costs, and a $0.1 million charge related to an office relocation. All of these differences were net of tax.

For comparative purposes, eSpeed reported GAAP net income of $0.3 million, or $0.01 per diluted share, for the fourth quarter of 2005. For the same period, eSpeed reported non-GAAP net operating income of $0.9 million, or $0.02 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the fourth quarter of 2005 was due to a gain from insurance proceeds of $1.1 million and a gain of $0.5 million due to the reversal of previously accrued acquisition costs, offset by a $1.6 million charge for the impairment of fixed assets and capitalized software costs, and $0.6 million in costs related to patent litigation, all net of tax.

Full Year Earnings

eSpeed reported GAAP net income of $4.4 million, or $0.09 per diluted share, for the full year 2006. For the same timeframe, eSpeed reported non-GAAP net operating income of $7.5 million, or $0.15 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the full year 2006 was primarily due to insurance proceeds of $2.1 million, a September 11th-related government grant of $1.9 million, a payment to eSpeed of $0.5 million relating to a litigation settlement, and a $0.2 million net gain related to tax settlements, partially offset by $2.5 million in expenses relating to the relocation of the Company’s London offices, $2.0 million in patent litigation costs, $1.3 million in acquisition-related costs, a $1.2 million charge for the impairment of fixed assets and capitalized software costs, $0.7 million in accelerated amortization of capitalized software, and a $0.2 million charitable contribution to the Cantor Fitzgerald Relief Fund, all net of tax.

For comparative purposes, eSpeed reported GAAP net income of $2.0 million, or $0.04 per diluted share for the full year 2005. For the same period, the Company reported non-GAAP net operating income of $7.4 million, or $0.14 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the full year 2005 included a gain from insurance proceeds of $1.1 million and a gain on investment of $0.6 million, partially offset by litigation costs of $3.0 million, $2.1 million in costs associated with the Company’s attempt to acquire MTS, $1.6 million in charges related to fixed asset and capitalized software, a charitable contribution of $0.3 million, and $0.2 million in amortization of business partner securities, all net of tax.

The increases in quarterly and annual GAAP net income were due primarily to higher GAAP revenues more than offsetting higher GAAP expenses.

Fourth Quarter Revenues

eSpeed reported GAAP revenues of $44.7 million and non-GAAP operating revenues of $41.6 million for the fourth quarter of 2006. The difference between GAAP and non-GAAP revenues for the fourth quarter of 2006 was a September 11th-related government grant of $3.1 million.

In comparison, the Company’s GAAP revenues for the fourth quarter of 2005 were $37.8 million and its non-GAAP revenues were $36.1 million. The difference between GAAP and non-GAAP revenues for the fourth quarter of 2005 was a $1.7 million gain from insurance proceeds.

Fully electronic revenues were $18.2 million in the fourth quarter of 2006 compared to $16.5 million for the fourth quarter of 2005. Revenues from software solutions in the fourth quarter of 2006 were $13.3 million versus $10.8 million in the year ago period. Voice- assisted and screen-assisted revenues totaled $7.4 million in the fourth quarter of 2006 compared with $7.0 million in the fourth quarter of 2005. Non-GAAP pre-tax operating margin was 11.7 percent in the fourth quarter of 2006.

The year over year increase in quarterly GAAP revenues was due primarily to higher revenues from Software Solutions and fully electronic transactions as well as the previously mentioned government grant.

Full Year Revenues

eSpeed reported GAAP revenues of $164.3 million and non-GAAP operating revenues of $157.3 million for the full year 2006. The difference between GAAP and non-GAAP revenues for the full year 2006 was a gain from insurance proceeds of $3.5 million, a September 11th-related government grant of $3.1 million, and $0.4 million in interest income related to the settlement of a tax-related matter.

In comparison, the Company reported GAAP revenues of $152.9 million and non-GAAP operating revenues of $150.2 million for the full year 2005. The difference between GAAP and non-GAAP revenues for 2005 was a $1.7 million gain from insurance proceeds and a gain on investment of $1.0 million.

Fully electronic revenues were $69.0 million in the full year 2006 compared to $74.7 million for the prior period. Revenues from software solutions in the full year 2006 were $47.4 million versus $41.4 million in the year ago period. Voice- assisted and screen-assisted revenues totaled $31.7 million in the full year 2006 compared with $28.1 million in the full year 2005. Non-GAAP pre-tax operating margin was 7.6 percent for the full year 2006.

The increase in annual GAAP revenues was due primarily to higher revenues from Software Solutions, interest income, and screen-assisted transactions, as well as the previously mentioned government grant and higher insurance proceeds more than offsetting lower revenues from fully electronic transactions and the gain on investment.

See “Non-GAAP Financial Measures” below for a detailed description of the Company’s non-GAAP financial measures.

Cash Flow & Cash

eSpeed generated cash flow from operations of $6.7 million during the fourth quarter of 2006, and $36.8 million for the full year 2006. This compares with $2.0 million during the fourth quarter of 2005 and $27.7 million for the full year 2005.

The Company also reports free cash flow, which it defines as cash from operations less net cash used in investing activities, including capital expenditures. eSpeed’s free cash flow was ($3.6) million for the fourth quarter of 2006 and $8.6 million for the full year 2006. In comparison, the Company reported free cash flow of ($5.6) million in the fourth quarter of 2005 and ($2.5) million for the full year 2005.

Excluding related party receivables and payables, free cash flow was ($3.9) million for the fourth quarter of 2006 and $14.7 million for the full year 2006, compared with ($10.7) million for the fourth quarter of 2005 and ($0.3) million for the full year 2005.

eSpeed reported year over year improvements in the above cash flow metrics primarily due to higher revenues. The Company traditionally has lower cash flow during the fourth quarter due to the payment of annual employee bonuses.

During the fourth quarter of 2006, eSpeed repurchased approximately 52.2 thousand shares of the Company’s stock for approximately $0.5 million, at an average price per share of $8.92.

As of December 31, 2006, eSpeed’s cash and cash equivalents were approximately $187.8 million.

Fourth Quarter Volume and Transactions on the eSpeed System

Fully electronic volume on the eSpeed system, excluding new products, was $9.8 trillion for the fourth quarter of 2006, up 30.8 percent from $7.5 trillion in the fourth quarter of 2005. eSpeed’s combined voice-assisted and screen-assisted volume for the fourth quarter of 2006 was $14.0 trillion, an increase of 19.4 percent from $11.8 trillion in the fourth quarter of 2005.

Fully electronic volume on the eSpeed system for new products, which the Company defines as foreign exchange, interest rate swaps, futures and repos, was $1.3 trillion for the fourth quarter of 2006, up 147.7 percent against the $540 billion reported in the fourth quarter of 2005.

Full Year Volume and Transactions on the eSpeed System

Fully electronic volume on the eSpeed system, excluding new products, was $38.4 trillion for the full year 2006, up 32.3 percent from $29.0 trillion in 2005. eSpeed’s combined voice-assisted and screen-assisted volume for the full year 2006 was $55.7 trillion, an increase of 44.1 percent from $38.7 trillion in 2005.

Fully electronic volume on the eSpeed system for new products was $3.8 trillion for the full year 2006, up 103.6 percent against the $1.9 trillion reported in the prior year.

“I am pleased by the performance of our U.S. Treasury business in the fourth quarter in terms of its strong volume growth and improved competitive market position, both sequentially and year-on-year,” said Paul Saltzman, Chief Operating Officer of eSpeed. “This demonstrated that our fixed pricing model along with our commitment to innovative technology and excellence in customer service continues to pay off.”

Outlook

For the first quarter of 2007, eSpeed expects to generate non-GAAP operating revenues in excess of $40 million and expects non-GAAP net operating income to be in the range of $0.03 to $0.04 per diluted share.

For the full year 2007, eSpeed expects to generate non-GAAP operating revenues of approximately $152 million. The Company expects non-GAAP operating expenses to be in the range of $146 million to $148 million. eSpeed expects full year 2007 non-GAAP net operating income to be in the range of $0.05 to $0.07 per diluted share.

eSpeed expects lower revenue and net income for 2007 primarily due to the expiration of the Wagner patent on February 20, 2007. After this date, the Company will no longer receive revenue from this source. eSpeed recognized $17.9 million in revenue and $8.2 million in non-GAAP net operating income related to the patent in 2006.

“We continue to make discretionary investments in technology and staff to support the expected strong growth in revenues from our affiliated voice brokers like BGC as well as growth from our foreign exchange and futures products,” added Howard W. Lutnick, Chairman, CEO, and President of eSpeed. “In the long run, we expect these investments will allow us to make up for the expired Patent-related revenue.”

The Company will host a conference call on Wednesday, February 14, 2007 at 8:30 a.m EST, to discuss the above results. To listen to the call via audio webcast, please visit www.espeed.com. Please note: listeners must have a Real Media or Windows Media plug in and headphones or speakers to listen to the webcast.

Non-GAAP Financial Measures

To supplement eSpeed’s consolidated financial statements presented in accordance with GAAP and to better reflect the Company’s quarter-over-quarter and comparative year-over-year operating performance, eSpeed uses non-GAAP financial measures of revenues, net income and earnings per share, which are adjusted to exclude certain expenses and gains. In addition, the Company provides a computation of free cash flow. These non-GAAP financial measurements do not replace the presentation of eSpeed’s GAAP financial results but are provided to improve overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, eSpeed believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to the Company’s financial condition and results from operations. In addition, eSpeed’s management uses these measures for reviewing the Company’s financial results and evaluating eSpeed’s financial performance.

For the fourth quarter of 2006, the difference between GAAP net income and non-GAAP net operating income was $0.2 million, net of tax. For the full year 2006, the difference between GAAP net income and non-GAAP net operating income was ($3.1) million, net of tax. eSpeed considers “non-GAAP net operating income” to be after-tax income generated from the Company’s continuing operations excluding certain non-recurring or non-core items such as, but not limited to, asset impairments, litigation judgments, costs or settlements, restructuring charges, costs related to potential acquisitions, charitable contributions, insurance proceeds, business partner securities, gains or losses on investments and similar events.

The amortization of patent costs and associated licensing fees (including those made in settlement of litigation) from such patents are generally treated as operating items. Material judgments or settlement amounts paid or received and impairments to all or a portion of such assets are generally treated as non-operating items. Management does not provide guidance of GAAP net income because certain items identified as excluded from non-GAAP net operating income are difficult to forecast.

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world’s largest government bond markets and other fixed income and foreign exchange marketplaces. eSpeed’s suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed’s global private network or via the Internet. eSpeed’s neutral platform, reliable network, straight-through processing and superior products make it a trusted source for electronic trading at the world’s largest fixed income and foreign exchange trading firms and major exchanges. For more information, please visit www.espeed.com.

Discussion of Forward-Looking Statements by eSpeed, Inc.

The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, our relationship with Cantor Fitzgerald and its affiliates, the costs and expenses of developing, maintaining and protecting our intellectual property, including judgments or settlements paid or received and their related costs, the possibility of future losses and negative cash flow from operations, the effect of market conditions, including trading volume and volatility, our pricing strategy and that of our competitors, our ability to develop new products and services, to enter new markets, to secure and maintain market position, to enter into marketing and strategic alliances, to hire new personnel, to expand the use of our electronic system, to induce clients to use our marketplaces and services and to effectively manage any growth we achieve, and other factors that are discussed under “Risk Factors” in eSpeed’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

Media:
Robert Hubbell eSpeed 212-294-7820 RHubbell@espeed.com	Tristan B. Peniston-Bird Gavin Anderson & Company 212-515-1933 TPeniston-Bird@GavinAnderson.com

Investors:

Jason McGruder

eSpeed

212-829-4988

jmcgruder@espeed.com

eSpeed, Inc and Subsidiaries

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except share data)

	December 31, 2006	December 31, 2005
	(Unaudited)
Assets
Cash and cash equivalents	$21,838	$37,070
Reverse repurchase agreements with related parties	166,009	141,365

Total cash and cash equivalents	187,847	178,435
Fixed assets, net	57,207	58,291
Investments	7,780	7,742
Goodwill	12,184	12,184
Intangible assets, net	6,949	11,356
Receivable from related parties	7,145	4,345
Other assets	13,725	8,581

Total assets	$292,837	$280,934

Liabilities and Stockholders' Equity
Current liabilities:
Payable to related parties	7,751	7,588
Accounts payable and accrued liabilities	25,836	19,649

Total current liabilities	33,587	27,237

Deferred income	4,075	7,593

Total liabilities	37,662	34,830

Stockholders' Equity:

Preferred stock, par value $0.01 per share; 50,000,000 shares authorized, none outstanding at December 31, 2006 and December 31, 2005	—	—
Class A common stock, par value $.01 per share; 200,000,000 shares authorized; 36,407,138 and 34,387,380 shares issued at December 31, 2006 and December 31, 2005, respectively	364	343
Class B common stock, par value $.01 per share; 100,000,000 shares authorized; 20,497,800 and 22,139,270 shares outstanding at December 31, 2006 and December 31, 2005, respectively	205	221
Additional paid-in capital	306,869	294,987
Unearned stock based compensation	(7,186)	(1,592)
Treasury stock, at cost; 6,502,230 and 6,488,047 shares of Class A common stock at December 31, 2006 and December 31, 2005, respectively	(62,597)	(62,486)
Retained earnings	17,520	14,631

Total stockholders' equity	255,175	246,104

Total Liabilities and Stockholders' Equity	$292,837	$280,934

eSpeed, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$16,101	$16,495	$62,084	$74,669
Fully electronic transactions with unrelated parties	2,144	—	6,937	—

Total fully electronic transactions	18,245	16,495	69,021	74,669
Voice-assisted brokerage transactions with related parties	6,015	6,063	26,043	25,192
Screen-assisted open outcry transactions with related parties	1,413	933	5,675	2,863

Total transaction revenues	25,673	23,491	100,739	102,724

Software Solutions fees from related parties	7,640	6,957	30,445	25,818
Software Solutions and licensing fees from unrelated parties	5,696	3,822	16,981	15,534
Insurance recovery	—	1,692	3,500	1,692
Grant income	3,100	—	3,100	—
Gain on sale of investments	—	—	—	1,015
Interest income	2,616	1,849	9,541	6,160

Total revenues	44,725	37,811	164,306	152,943

Expenses:
Compensation and employee benefits	12,919	11,644	52,765	50,633
Amortization of software development costs and other intangibles	5,792	5,758	24,047	20,134
Other occupancy and equipment	8,871	8,022	37,280	30,678
Professional and consulting fees	2,690	1,700	9,464	8,788
Impairment of long lived assets	1,861	2,386	1,861	2,386
Communications and client networks	1,986	2,588	8,101	8,157
Marketing	110	345	852	1,596
Administrative fees to related parties	2,885	3,422	12,598	13,938
Amortization of business partner and non-employee securities	—	8	19	318
Acquisition related costs	—	(797)	2,026	3,327
Other	2,441	2,051	8,289	9,896

Total operating expenses	39,555	37,127	157,302	149,851

Income before income taxes	5,170	684	7,004	3,092

Income tax provision	1,920	394	2,614	1,048

Net income	$3,250	$290	$4,390	$2,044

Per share data:
Basic earnings per share	$0.06	$0.01	$0.09	$0.04

Diluted earnings per share	$0.06	$0.01	$0.09	$0.04

Basic weighted average shares of common stock outstanding	50,327	50,041	50,214	51,349

Diluted weighted average shares of common stock outstanding	51,453	50,653	51,258	52,066

eSpeed, Inc. and Subsidiaries

NON-GAAP CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$16,101	$16,495	$62,084	$74,669
Fully electronic transactions with unrelated parties	2,144	—	6,937	—

Total fully electronic transactions	18,245	16,495	69,021	74,669
Voice-assisted brokerage transactions with related parties	6,015	6,063	26,043	25,192
Screen-assisted open outcry transactions with related parties	1,413	933	5,675	2,863

Total transaction revenues	25,673	23,491	100,739	102,724

Software Solutions fees from related parties	7,640	6,957	30,445	25,818
Software Solutions and licensing fees from unrelated parties	5,696	3,822	16,981	15,534
Interest income	2,616	1,849	9,106	6,160

Total non-GAAP revenues	41,625	36,119	157,271	150,236

Expenses:
Compensation and employee benefits	12,919	11,644	52,729	50,633
Amortization of software development costs and other intangibles	5,792	5,758	22,884	20,134
Other occupancy and equipment	8,663	8,022	33,166	30,678
Professional and consulting fees	1,965	1,045	6,352	4,412
Communications and client networks	1,986	2,588	8,101	8,157
Marketing	110	345	852	1,596
Administrative fees to related parties	2,885	3,422	12,598	13,938
Other	2,441	2,051	8,600	9,518

Total non-GAAP operating expenses	36,761	34,875	145,282	139,066

Non-GAAP income before income taxes	4,864	1,244	11,989	11,170

Non-GAAP income tax provision	1,780	347	4,475	3,726

Non-GAAP net operating income	3,084	897	7,514	7,444

Non-operating income (loss):
Charitable contribution Re: 9/11, net of tax	—	—	(242)	(262)
Amortization of business partner and non-employee securities, net of tax	—	(8)	(11)	(208)
Litigation costs, net of tax	(467)	(603)	(1,952)	(2,955)
Acquisition related costs, net of tax	—	518	(1,260)	(2,080)
Legal settlement, net of tax	—	—	458	—
Gain on sale of investment, net of tax	—	—	—	619
Accelerated depreciation, net of tax	—	—	(689)	—
Office relocation cost, net of tax	(126)	—	(2,486)	—
Tax settlement, net of tax	—	—	226	—
Grant income, net of tax	1,927	—	1,927
Insurance recovery, net of tax	—	1,134	2,073	1,134
Impairment of long lived assets, net of tax	(1,168)	(1,648)	(1,168)	(1,648)

Total non-operating income (loss)	166	(607)	(3,124)	(5,400)

Net income	$3,250	$290	$4,390	$2,044

Per share data:
Basic non-GAAP income before income taxes per share	$0.10	$0.03	$0.24	$0.22

Basic non-GAAP tax provision per share	$0.04	$0.01	$0.09	$0.08

Basic non-GAAP net operating income per share	$0.06	$0.02	$0.15	$0.14

Basic non-operating income (loss) per share	$0.00	$(0.01)	$(0.06)	$(0.10)

Basic GAAP earnings per share	$0.06	$0.01	$0.09	$0.04

Diluted non-GAAP income before income taxes per share	$0.09	$0.03	$0.23	$0.21

Diluted non-GAAP tax provision per share	$0.03	$0.01	$0.08	$0.07

Diluted non-GAAP net operating income per share	$0.06	$0.02	$0.15	$0.14

Diluted non-operating income (loss) per share	$0.00	$(0.01)	$(0.06)	$(0.10)

Diluted GAAP earnings per share	$0.06	$0.01	$0.09	$0.04

Basic weighted average shares of common stock outstanding	50,327	50,041	50,214	51,349

Diluted weighted average shares of common stock outstanding	51,453	50,653	51,258	52,066

Additional data:
Non-GAAP pre-tax operating margin	11.7%	3.4%	7.6%	7.4%

eSpeed, Inc. & Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended December 31,	Three Months Ended December 31,	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$3,250	$290	$4,390	$2,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,960	9,035	36,701	31,085
Gain on insurance recovery from related parties	—	—	(3,500)	—
Impairment of long lived assets	1,861	2,386	1,861	2,386
Loss on disposal of property	127	—	127	—
Equity in net (income) loss of unconsolidated investments	(5)	137	(39)	142
Gain on sale of investments	—	—	—	(1,015)
Deferred income tax expense	442	294	(383)	592
Stock based compensation	701	301	2,418	2,219
Tax benefit from employee stock option exercises	196	7	302	116
Excess tax benefits from stock based comp	36	—	(11)	—
Issuance of securities under employee benefit plan	—	64	—	250

Changes in operating assets and liabilities:
Receivable from related parties	(2,029)	3,481	(2,773)	(2,706)
Other assets	(567)	(1,616)	(5,140)	(1,126)
Payable to related parties	2,278	1,531	163	475
Accounts payable and accrued expenses	(5,392)	(13,830)	6,197	(6,361)
Deferred income	(3,205)	(105)	(3,518)	(418)

Net cash provided by operating activities	6,653	1,975	36,795	27,683

Cash flows from investing activities:
Insurance proceeds from related parties	—	—	3,500	—
Purchase of fixed assets	(4,486)	(4,030)	(13,241)	(15,360)
Capitalization of software development costs	(5,555)	(3,441)	(17,213)	(18,840)
Capitalization of patents and related defense costs	(259)	(149)	(1,270)	(1,837)
Proceeds from sale of investments	—	—	—	5,840

Net cash used in investing activities	(10,300)	(7,620)	(28,224)	(30,197)

Cash flows from financing activities:
Purchase of Class A common stock	(93)	(256)	(93)	(29,197)
Proceeds from exercises of stock options and warrants	925	25	1,346	458
Cash settlement of share based compensation	(423)	—	(423)	—
Excess tax benefits from stock based comp	(36)	—	11	—

Net cash provided by (used in) financing activities	373	(231)	841	(28,739)

Net (decrease) increase in cash and cash equivalents	(3,274)	(5,876)	9,412	(31,253)

Cash and cash equivalents at beginning of period	94,149	12,291	37,070	19,884
Reverse repurchase agreements with related parties at beginning of period	96,972	172,020	141,365	189,804

Total cash and cash equivalents at beginning of period	191,121	184,311	178,435	209,688

Cash and cash equivalents at end of period	21,838	37,070	21,838	37,070
Reverse repurchase agreements with related parties at end of period	166,009	141,365	166,009	141,365

Total cash and cash equivalents at end of period	$187,847	$178,435	$187,847	$178,435

Supplemental cash information:
Cash paid for income taxes	$1,986	$—	$2,131	$206
Dividend distribution to Cantor	—	—	1,500	—
Contribution of license from Cantor	—	—	1,500	—

eSpeed, Inc. & Subsidiaries

CONSOLIDATED STATEMENTS OF FREE CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Non-GAAP income before income taxes	$4,864	$1,244	$11,989	$11,170
Depreciation and amortization	8,960	9,035	36,701	31,085
Other non-cash and non-operating items	3,025	2,581	(240)	(3,464)

Non-GAAP income before income taxes adjusted for depreciation, amortization and other	16,849	12,860	48,450	38,791

Income tax (provision) on non-GAAP operating income	(1,780)	(347)	(4,475)	(3,726)
Income tax (provision) benefit on non-operating (loss) income	(140)	(47)	1,861	2,678
Deferred income tax expense	442	294	(383)	592
Tax benefit from stock option exercises	196	7	302	116
Income taxes paid	1,986	—	2,131	206

Decrease (increase) in current income tax payable	704	(93)	(564)	(134)
Changes in related party receivable and payable, net	249	5,012	(6,110)	(2,231)
Changes in other operating assets and liabilities, net	(11,149)	(15,804)	(4,592)	(8,365)
Charitable contribution Re: 9/11	—	—	(389)	(378)

Net cash provided by operating activities	6,653	1,975	36,795	27,683

Insurance proceeds from related parties	—	—	3,500	—
Purchases of fixed assets	(4,486)	(4,030)	(13,241)	(15,360)
Capitalization of software development costs	(5,555)	(3,441)	(17,213)	(18,840)
Capitalization of patents and related defense costs	(259)	(149)	(1,270)	(1,837)
Proceeds from sale of investments	—	—	—	5,840

Free cash flows	(3,647)	(5,645)	8,571	(2,514)

Related party receivable and payable, net	(249)	(5,012)	6,110	2,231

Free cash flows, net of related party activity	$(3,896)	$(10,657)	$14,681	$(283)

eSpeed, Inc. and Subsidiaries

RECONCILIATION of NON-GAAP FINANCIAL MEASURES TO GAAP (unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Total non-GAAP revenues	$41,625	36,119	$157,271	$150,236
Insurance recovery [a]	—	1,692	3,500	1,692
Grant income [b]	3,100	—	3,100	—
Tax settlement [c]	—	—	399	—
Legal settlement [d]	—	—	36	—
Gain on sale of investments [e]	—	—	—	1,015

Total GAAP revenues	$44,725	$37,811	$164,306	$152,943

Total non-GAAP operating expenses	$36,761	$34,875	$145,282	$139,066
Amortization of business partner and non-employee securities [f]	—	8	19	318
Litigation costs [g]	725	655	3,112	4,376
Tax settlement [h]	—	—	36	—
Legal settlement [i]	—	—	(700)	—
Accelerated amortization [j]	—	—	1,162	—
Office relocation costs [k]	208	—	4,115	—
Acquisition related costs [l]	—	(797)	2,026	3,327
Charitable contribution Re: 9/11[m]	—	—	389	378
Impairment of long lived assets [n]	1,861	2,386	1,861	2,386

Total GAAP operating expenses	$39,555	$37,127	$157,302	$149,851

Non-GAAP income before income taxes	$4,864	$1,244	$11,989	$11,170
Sum of reconciling items = [a] + [b] + [c] + [d] + [e]—[f]—[g]—[h]—[i]—[j]—[k]—[l]—[m]—[n]	306	(560)	(4,985)	(8,078)

GAAP income before income taxes	$5,170	$684	$7,004	$3,092

Non-GAAP income tax provision	$1,780	$347	$4,475	$3,726
Income tax expense on non-operating income [o]	140	47	(1,861)	(2,678)

GAAP income tax provision	$1,920	$394	$2,614	$1,048

Non-GAAP net operating income	$3,084	$897	$7,514	$7,444
Sum of reconciling items = [a] + [b] + [c] + [d] + [e]—[f]—[g]—[h]—[i]—[j]—[k]—[l]—[m]—[n]—[o]	166	(607)	(3,124)	(5,400)

GAAP net income	$3,250	$290	$4,390	$2,044

eSpeed, Inc. and Subsidiaries

Quarterly Market Activity Report

The following table provides certain volume and transaction count information on the eSpeed system for the periods indicated.

	4Q05	1Q06	2Q06	3Q06	4Q06	% Change 4Q06 vs 3Q06	% Change 4Q06 vs 4Q05	2005	2006	% Change 2006 vs 2005
Volume (in billions)
Fully Electronic Volume—Excluding New Products	7,500	8,957	10,235	9,381	9,813	4.6%	30.8%	29,009	38,385	32.3%
Fully Electronic Volume—New Products*	539	524	744	1,179	1,335	13.2%	147.7%	1,858	3,783	103.6%

Total Fully Electronic Volume	8,039	9,481	10,979	10,560	11,148	5.6%	38.7%	30,867	42,168	36.6%
Voice-Assisted Volume	7,608	8,093	8,618	8,217	7,933	(3.5%)	4.3%	28,311	32,860	16.1%
Screen-Assisted Volume	4,154	5,295	5,583	5,898	6,111	3.6%	47.1%	10,366	22,887	120.8%

Total Voice/Screen-Assisted Volume	11,763	13,388	14,201	14,115	14,044	(0.5%)	19.4%	38,677	55,748	44.1%

Total Volume	19,802	22,869	25,180	24,675	25,192	2.1%	27.2%	69,544	97,916	40.8%

Transaction Count
Fully Electronic Transactions—Excluding New Products	1,640,167	1,971,347	2,035,458	1,687,779	1,764,930	4.6%	7.6%	5,642,628	7,459,514	32.2%
Fully Electronic Transactions—New Products*	111,801	131,700	138,421	140,539	142,239	1.2%	27.2%	390,001	552,899	41.8%

Total Fully Electronic Transactions	1,751,968	2,103,047	2,173,879	1,828,318	1,907,169	4.3%	8.9%	6,032,629	8,012,413	32.8%
Voice-Assisted Transactions	193,742	228,124	202,600	183,646	177,789	(3.2%)	(8.2%)	822,391	792,159	(3.7%)
Screen-Assisted Transactions	46,242	70,698	68,768	66,451	62,977	(5.2%)	36.2%	112,123	268,894	139.8%

Total Voice/Screen-Assisted Volume	239,984	298,822	271,368	250,097	240,766	(3.7%)	0.3%	934,514	1,061,053	13.5%

Total Transactions	1,991,952	2,401,869	2,445,247	2,078,415	2,147,935	3.3%	7.8%	6,967,143	9,073,466	30.2%

eSpeed Equities Direct Access (Number of Shares Traded In Millions)	147	203	171	212	184	(13.3%)	25.4%	648	770	18.9%

Trading Days	61	62	63	63	62			250	250

*  New Products defined as Foreign Exchange, Interest Rate Swaps, Repos and Futures. CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

Global Interest Rate Futures Volume (1)
CBOT—US Treasury Contracts	101,854,952	127,606,543	128,443,758	126,285,125	129,828,448	2.8%	27.5%	445,169,057	512,163,874	15.0%
CME—Euro $ Contracts	97,306,869	117,284,097	127,350,219	127,101,116	130,341,959	2.5%	33.9%	410,355,384	502,077,391	22.4%
EUREX—Bund Contracts	68,817,862	85,217,459	88,078,646	72,591,730	74,001,534	1.9%	7.5%	299,287,916	319,889,369	6.9%
Fed UST Primary Dealer Volume (in billions) (2)
UST Volume	32,820	34,810	33,688	32,171	30,742	(4.4%)	(6.3%)	138,694	131,410	(5.3%)
Average Daily UST Volume	538	561	535	511	496	(2.9%)	(7.8%)	555	526	(5.3%)
NYSE —Volume (shares traded)—in millions (3)	105,879	108,447	121,582	108,825	114,434	5.2%	8.1%	403,764	453,289	12.3%
Transaction Value—in millions	3,738,882	4,072,426	4,627,787	3,941,583	4,316,756	9.5%	15.5%	14,125,294	16,958,552	20.1%
NASDAQ —Volume (shares traded)—in millions (4)	110,647	128,566	134,155	116,510	121,477	4.3%	9.8%	449,226	500,708	11.5%
Transaction Value—in millions	2,584,578	3,070,980	3,031,230	2,587,538	2,945,401	13.8%	14.0%	9,990,270	11,635,149	16.5%

Sources:	(1) Futures Industry Association - Monthly Volume Report - (www.cbot.com, www.cme.com, www.eurexchange.com)
(2) www.ny.frb.org/pihome/statistics/dealer - Federal Reserve Bank
(3) NYSE - www.nyse.com
(4) NASDAQ - www.marketdata.nasdaq.com

Trading Days

2007

Q1	Q2	Q3	Q4
62	63	63	62

2006

Q1	Q2	Q3	Q4
62	63	63	62

2005

Q1	Q2	Q3	Q4
61	64	64	61